UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 4, 2011, ITC Holdings Corp. (“ITC”) entered into (i) a Merger Agreement, which was subsequently amended by that certain Amendment No. 1 to the Merger Agreement, dated as of September 21, 2012, and that certain Amendment No. 2 to the Merger Agreement, dated as of January 28, 2013 (collectively, the “Merger Agreement”), among Entergy Corporation (“Entergy”), Mid South TransCo LLC, a wholly owned subsidiary of Entergy (“TransCo”), and ITC Midsouth LLC (formerly known as Ibis Transaction Subsidiary LLC), a direct wholly owned subsidiary of ITC, (ii) a Separation Agreement, which was subsequently amended by that certain Amendment No. 1 to the Separation Agreement, dated as of September 24, 2012 (collectively, the “Separation Agreement”), among Entergy, TransCo, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and Entergy Services, Inc., and (iii) an Employee Matters Agreement (the “Employee Matters Agreement”), among Entergy and TransCo. A description of the terms of the Merger Agreement, Separation Agreement and Employee Matters Agreement was previously included in the Current Report on Form 8-K filed by ITC on December 6, 2011, and is incorporated herein by reference.

By a letter agreement dated and effective as of December 13, 2013, a copy of which is attached hereto as Exhibit 10.1, ITC and Entergy mutually agreed to terminate the Merger Agreement pursuant to Section 7.01(a) of the Merger Agreement. In accordance with the terms of the Separation Agreement and the Employee Matters Agreement, upon the termination of the Merger Agreement, the Separation Agreement and the Employee Matters Agreement terminate automatically.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated December 13, 2013, mutually terminating the Merger Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated December 13, 2013, mutually terminating the Merger Agreement.